EXHIBIT 10.1

                      Agreement dated as of March 28, 1996
                          between the Company and MTVN

     Agreement made as of this 28th day of March, 1996, by and between MTV Networks, a division of Viacom International Inc., a Delaware corporation, with offices at 1515 Broadway, New York, New York 10036 ("MTVN"), and Active Apparel Group, Inc., a New York corporation, with offices at 1350 Broadway, Suite 2300, New York, NY 10018 ("Licensee") .

                                BASIC PROVISIONS

LICENSED PROPERTY:         At MTVN's discretion, "MTV's THE GRIND" and/or "THE
                           GRIND" name, trademark and logo.

LICENSED PRODUCTS:         Activewear specifically described as follows:

                           Tops & bottoms, sports bras, t-shirts, caps, accessories specifically described as backpacks, bags, keychains, hand fitness towels and water bottles.

LICENSED TERRITORY:        United States, its territories and possessions and
                           Canada.

LICENSED CHANNELS OF       All Department Stores, including but not limited to,
DISTRIBUTION:              Sears Department Store and JC Penney Department
                           Store; Specialty stores; Independent Sport Stores and with MTVN's prior written approval on a case-by-case basis catalogs. Licensed Channels of Distribution shall not include Mass Market
                           Merchandisers (i.e., Target, Walmart, K-Mart,
                           Bradlees).

LICENSE TERM:              April 30, 1996 through January 31, 1999.

EXCLUSIVITY:               With respect to tops & bottoms, sports bras,
                           backpacks, bags, keychains, hand fitness towels and water bottles, license of Licensed Property shall be exclusive to Licensee only with respect to the specific Licensed Products in the Licensed Territory and for the Licensed Channels of Distribution set forth above. With respect to the Licensed Products known as t-shirts and caps this license is in all respects non-exclusive until such time as MTVN's existing license agreement with another licensee for such Licensed Products containing the Licensed
                           Property expires, and at such time, it shall be exclusive.

PRESENTATION DATE TO
LICENSEE'S RETAILERS:      August 1996

INITIAL SHIP DATE TO       December 1996
LICENSEE'S RETAILERS:

ROYALTY RATE:              Eight percent (8%) Domestic of Net Sales (as defined
                           in the annexed Additional Terms and Conditions).

GUARANTEED MINIMUM         The Guaranteed Minimum Royalty for the Term is Two
ROYALTY:                   Hundred Thousand Dollars ($200,000) and shall be
                           payable as follows:

                           $37,500 upon Licensee's execution hereof ("Advance"); $16,250 on or before October 1, 1996;
                           $16,250 on or before January 1, 1997;
                           $16,250 on or before April 1, 1997;
                           $16,250 on or before July 1, 1997;
                           $16,250 on or before October 1, 1997;
                           $16,250 on or before January 1, 1998;
                           $16,250 on or before April 1, 1998;
                           $16,250 on or before July 1, 1998;
                           $16,250 on or before October 1, 1998;
                           and $16,250 on or before January 1, 1999.

COPYRIGHT NOTICE:          "(C) 19__ [Year of Publication] MTV Networks. All
                           Rights Reserved".

TRADEMARK NOTICE:          "MTV's THE GRIND(TM)"and "THE GRIND(TM)". Licensee
                           shall also include the following notice on all materials set forth in subparagraph 5(b) of the ADDITIONAL TERMS AND CONDITIONS in proximity to the Licensed Property. "MTV's THE GRIND and THE GRIND and all related titles, logos and characters are trademarks owned and licensed for use by MTV
                           Networks, a division of Viacom International Inc."
                           MTVN hereby agrees that such notice may appear on hang tags to the Licensed Products in the event space does not permit such notices to appear directly on the Licensed Products.

ADDITIONAL TERMS:          Licensee guarantees to commit two percent (2%) per
                           year of Net Sales to an MTVN trade and/or consumer advertising campaign.

     This Agreement includes the Additional Terms and Conditions and the Riders and Schedules, if any, annexed hereto and made a part hereof. All capitalized terms in the Additional Terms and Conditions shall have the respective definitions as set forth in the Basic Provisions herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Active Apparel Group, Inc.                MTV NETWORKS, a division of
                                          Viacom International Inc.

By: /s/ George Horowitz, Pres             By: [Illegible]
   --------------------------                -------------------------

Name: /s/ George Horowitz                 Name:
     ------------------------                  -----------------------

Title: Pres, CEO, Chairman                Title: EVP
      -----------------------                   ----------------------

                        ADDITIONAL TERMS AND CONDITIONS

1. LICENSE:

     MTVN hereby grants to Licensee the non-exclusive (pursuant to the Exclusivity paragraph in the Basic Provisions hereto) right with respect to t-shirts and caps and the exclusive right with respect to the remaining Licensed Products, subject to and as specifically set forth in the BASIC PROVISIONS attached hereto and made a part hereof, and further subject to these ADDITIONAL TERMS AND CONDITIONS to use the Licensed Property solely for the purpose of the manufacture, distribution, sale and advertisement of the Licensed Products through Licensee's Licensed Channels of Distribution in the Licensed Territory during the License Term (the "License"). Licensee shall not have the right to sublicense the rights granted hereunder.

2. RESERVATION OF RIGHTS:

     MTVN retains all rights not expressly granted hereunder (including but not limited to the right to distribute and sell the Licensed Products through premium offers, combination and giveaway sales, direct response, direct mail, home shopping type of networks, sales clubs, incentive programs and any MTVN or its affiliated companies' retail outlets).

3. ROYALTIES, ACCOUNTING AND AUDIT:

   (a) COMPUTATION:

     (i) Royalties shall be payable at the Royalty Rate set forth in the Basic Provisions on Net Sales of all Licensed Products. "Net Sales" shall mean gross sales less customary trade promotional discounts and allowances and returns for damaged goods only, the aggregate of which shall not exceed six percent (6%) of gross sales. Except for those expressly provided for in this paragraph, there shall be no deductions of any sort or kind, including but not limited to deductions for returns, cash discounts, costs or expenses incurred in the manufacture, distribution, sale or advertisement of the Licensed Products, or for uncollected bills.

     (ii) Royalty obligations shall accrue upon sale of the Licensed Products. A Licensed Product is considered "sold" when it is invoiced, shipped, or paid for, whichever event occurs first.

     (iii) In the event that Licensed Products are sold to any party affiliated, controlled, or in any way related to Licensee at a special price lower than the average price charged to other parties, the royalty payable to MTVN shall be based upon said average price.

   (b) PAYMENT

     (i) Royalties shall be payable on a quarterly basis throughout the License Term, within thirty (30) days after the close of each respective quarter. Quarters shall be based on a standard calendar year. All amounts past due shall be subject to a late charge of one percent (1%) per month (or the highest rate allowed by law if lower), from the date such payments were due.

     (ii) Licensee shall pay to MTVN a non-refundable Guaranteed Minimum Royalty including an Advance as set forth in the Basic Provisions. All amounts past due shall be subject to a late charge of one percent (1%) per month (or the highest rate allowed by law if lower), from the date such payments were due.

   (c) ACCOUNTING:

     Within thirty (30) days after the close of each quarter, Licensee shall furnish to MTVN complete and accurate statements of its sales of Licensed Products and royalties due MTVN, in the form annexed hereto as Schedules A and B ("Quarterly Reports"). Quarterly Reports shall be furnished whether or not Licensee has actual royalties to report for any quarter. All Quarterly Reports shall be signed and certified as correct by an officer of Licensee. Acceptance by MTVN of royalty payments and Quarterly Reports shall not preclude MTVN from questioning the accuracy thereof.

   (d) AUDIT:

     (i) Licensee shall keep accurate books of account and records at its principal place of business of all transactions relating to or affecting this License, during the License Term and for a period of two years thereafter. MTVN or its representative shall have the right during reasonable business hours to examine and verify Licensee's physical inventory of the Licensed Products as well as Licensee's books of accounts and records, and to make copies and extracts thereof.

     (ii) In the event that an audit by MTVN discloses an underpayment in royalties due MTVN, Licensee shall promptly pay MTVN such discrepancy plus a late charge of one percent (1 %) per month (or the highest rate allowed by law if lower), from the day such payments were due. If such audit discloses a discrepancy of five percent (5%) or more for any quarter, Licensee shall also reimburse MTVN for all costs incurred by MTVN in connection with the audit.

4. QUALITY, SAMPLES, APPROVALS:

   (a) The quality and style of all Licensed Products, and the manner in which the Licensed Property may appear on the Licensed Products and on any packaging, promotional materials, labels, advertising, publicity and display materials of any kind used in connection with the Licensed Products are subject to MTVN's prior written approval.

   (b) At each stage of development or production and prior to manufacture, Licensee shall promptly provide MTVN with two (2) product photos and one (1) swatch in the form of proofs and/or prototypes for each Licensed Product and all related materials. MTVN shall advise Licensee in writing of its approval or disapproval of such samples within fifteen (15) days of its receipt thereof. No samples shall be deemed approved unless and until MTVN has given its approval in writing. Licensee shall not proceed beyond any development or production stage where approval is required without first securing such approval. In connection with the submission of samples by Licensee for MTVN's approval, Licensee shall also submit to MTVN a completed copy of the Licensed Product Approval Form provided by MTVN as Schedule C. Once a sample has been approved, Licensee shall not depart therefrom. Approval by MTVN shall not relieve Licensee of any of its agreements, indemnities and warranties thereunder.

   (c) Licensee shall promptly reimburse MTVN for any and all costs of artwork and other creative materials requested by Licensee and prepared by MTVN in connection with the Licensed Products.

   (d) Concurrently with the initial shipment of each Licensed Product, Licensee shall furnish to MTVN, at no cost to MTVN, two (2) samples of each Licensed Product and each subsequent year of the License Term, two (2) samples of each Licensed Product. At MTVN's request, Licensee shall furnish MTVN, at no cost to MTVN, a reasonable number of samples of the Licensed Products. Any Licensed Products requested by MTVN in excess of the foregoing amounts shall be made available to MTVN at Licensee's cost.

   (e) From time to time, upon MTVN's request and as agreed to between the parties, Licensee shall include certain materials provided by MTVN relating to MTVN's programs, programming services, or ancillary businesses in the packaging of the Licensed Products.

5. MARKINGS:

   (a) Licensee shall affix the Copyright and Trademark Notices set forth in the Basic Provisions to all Licensed Products and to all packaging, labels, promotional, advertising, publicity, and display materials used in connection therewith, in accordance with instructions from MTVN. No Licensed Products or related materials shall contain any other copyright, trademark or trade name unless MTVN has given Licensee prior written consent thereto (other than Licensee's copyright trademark or tradename). MTVN may at any time require an addition to or change of the Copyright and Trademark Notices, effective not less than thirty (30) days after receipt by Licensee of notice thereof, provided that Licensee shall have the right to continue to distribute any inventory already manufactured at the time it receives such notice. Licensee shall fully cooperate with MTVN in connection with MTVN's obtaining or maintaining copyright and/or trademark protection for the Licensed Property in MTVN's name.

   (b) Licensee shall affix to the Licensed Products and all packaging, labels, promotional materials, advertising, publicity, and display materials used in connection therewith, any other legends, markings and notices required by any law or regulation in the Licensed Territory or which MTVN reasonably may request.

6. OWNERSHIP:

   (a) As between MTVN and Licensee, all right, title and interest in and to the Licensed Property shall be and remain the sole and complete property of MTVN. Licensee recognizes the value of the goodwill associated with the Licensed Property, that the Licensed Property has secondary meaning in the mind of the public, and that the trademarks and copyrights in the Licensed Property, and any registrations therefor, are good and valid. All use by Licensee of the Licensed Property shall inure to the benefit of MTVN. Licensee shall not, during the License Term or thereafter, contest or assist others to contest, MTVN's rights or interests in the Licensed Property or the validity of this License. Licensee shall not seek any copyright or trademark registration for the Licensed Property.

   (b) Any copyright, trademark, or other proprietary rights owned by Licensee and heretofore used by it, which are used in connection with the Licensed Products as approved by Licensor pursuant to paragraph 5(a) above, shall continue to be owned by Licensee and shall not become the property of MTVN.

   (c) All right, title, or interest in or to any copyright, trademark, or other proprietary rights that come into existence during the License Term as a result of the exercise by Licensee of any right granted to it hereunder, shall immediately and automatically vest in MTVN.

   (d) Except as otherwise provided and except those generic or basic garment designs or silhouettes existing prior to the commencement of the License Term, all creations, including but not limited to art work and designs, that come into existence during the License Term, including any packaging, labels, and promotional, advertising, publicity, and display materials used in connection with the Licensed Products shall be deemed "works made for hire" for MTVN within the meaning of the U.S. Copyright Law. All agreements entered into between Licensee and third parties providing materials shall include similar "work made for hire" language in favor of MTVN. To the extent that any such work does not so qualify, for the consideration set forth herein, Licensee hereby irrevocably and absolutely assigns to MTVN all rights throughout the universe in perpetuity in all media now known or hereafter developed, including but not limited to the copyright and any extensions and renewals thereof and the trademarks and the goodwill associated therewith.

   (e) Licensee agrees to execute and deliver to MTVN any documents which MTVN may reasonably request to confirm MTVN's ownership of its rights hereunder. Licensee hereby irrevocably appoints MTVN as its attorney-in-fact coupled with an interest to sign any such documents in Licensee's name.

7. INFRINGEMENTS:

Licensee shall promptly notify MTVN of any apparently unauthorized use or infringement by third parties of any rights granted to Licensee herein, and will cooperate fully in any action at law or in equity undertaken by MTVN with respect to such unauthorized use or infringement. Licensee shall not institute any suit in connection with any apparently unauthorized use or infringement without first obtaining the written consent of MTVN to do so, which consent shall not be unreasonably withheld and MTVN shall have the sole right to determine whether or not any action shall be taken on account of any such unauthorized uses or infringements.

8. REPRESENTATIONS, WARRANTIES, AND UNDERTAKINGS:

   (a) Licensee represents, warrants, and undertakes as follows:

     (i) It is free to enter into and fully perform this Agreement;

     (ii) All ideas, creations, designs, materials and intellectual property furnished by Licensee in connection with the Licensed Products will be Licensee's own and original creation or fully licensed by Licensee;

     (iii) The Licensed Products and all materials used in connection therewith shall be of the highest standard reasonably suitable for goods of the type of the Licensed Products. The Licensed Products will be safe for use by consumers and will comply with all applicable governmental rules, guidelines, codes, regulations, and warranties (express or implied) including, without limitation those contained in the Child Safety Protection Act and/or adopted by the Consumer Product Safety Commission;

     (iv) The Licensed Products will be manufactured, distributed, sold and advertised in accordance with all applicable federal, state and local laws and in a manner that will not reflect adversely upon MTVN, and will not infringe upon or violate any rights of any third parties;

     (v) Licensee will use its best efforts to obtain maximum sales in the Licensed Territory during the License Term.

   (b) MTVN represents, warrants, and undertakes as follows:

     (i) It is free to enter into and fully perform this Agreement;

     (ii) The Licensed Property is original to and the sole property of MTVN, and does not infringe upon or violate any copyright, trademark or proprietary right of any third party.

9. INDEMNITIES:

   (a) Licensee will at all times indemnify and hold MTVN, its officers, directors and employees harmless from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of any breach or alleged breach by Licensee of any representation, warranty or undertaking made herein, or out of any defect (latent or patent) in the Licensed Products, provided that MTVN shall give prompt written notice, cooperation and assistance to Licensee relative to any such claim or suit, and provided further that no settlement of any such claim or suit shall be made without the prior written consent of MTVN, except that Licensee reserves all rights to settle any and/or all claims on behalf of Licensee arising out of alleged product defects without the prior consent of MTVN on behalf of Licensee, provided that such settlement will not be binding on MTVN.

   (b) MTVN will at all times indemnify and hold Licensee, its officers, directors and employees harmless from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of any breach or alleged breach by MTVN of any representation, warranty or undertaking made herein, provided that Licensee shall give prompt written notice, cooperation and assistance to MTVN relative to any such claim or suit, and provided further that MTVN shall have the option to undertake and conduct the defense and/or settlement of any such claim or suit so brought and that no settlement of any such claim or suit is made without the prior written consent of MTVN.

10. INSURANCE:

     Licensee shall obtain and maintain at its own cost and expense from a qualified insurance company licensed to do business in New York, standard Product Liability Insurance naming MTVN as an additional named insured, with respect to all Licensed Products manufactured hereunder, whether sold during the License Term or thereafter. Such policy shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Licensed Products or any material used in connection therewith or any use thereof. The amount of coverage shall be Two Million Dollars ($2,000,000) combined single limit coverage, with a deductible amount not to exceed One Million Dollars ($1,000,000) for each single occurrence for bodily and/or for property damage. The policy shall provide for ten (10) days notice to MTVN from the insurer by Registered or Certified Mail, return receipt requested, in the event of any modification, cancellation or termination thereof. Licensee agrees to furnish MTVN a certificate of insurance evidencing same within thirty (30) days after execution of this Agreement and in no event shall Licensee manufacture, distribute or sell the Licensed Products prior to receipt by MTVN of such evidence of insurance.

11. DEFAULT:

   (a) Upon the occurrence of any of the following events remaining uncured for a period of thirty (30) days after written notice thereof (other than paragraphs 11 (a)(i), (vii) and (viii) for which there shall be no cure period and paragraph 1 l(a)(iv) for which there shall be a fifteen (15) day cure period (each of which is a "Default"), then in addition and without prejudice to any rights which it may have at law, in equity or otherwise, MTVN shall have the right to terminate this Agreement, to delete from this Agreement any elements of the Licensed Property or any Licensed Products and/or to require the immediate payment of any Guaranteed Minimum Royalty and royalties due or to become due hereunder:

     (i) Licensee fails to meet the Presentation Date To Licensee's Retailers or the Initial Ship Date To Licensee's Retailers of the Licensed Products due to delays through no fault of Licensee;

     (ii) Licensee fails to actively manufacture, advertise, distribute or sell the Licensed Products;

     (iii) Licensee fails to make a payment or furnish a statement in accordance herewith;

     (iv) Licensee fails to comply with the approval, quality, and safety requirements hereunder and/or the Licensed Products do not comply with such requirement and/or the Licensed Products are the subject matter of adverse or negative publicity due to such failure;

     (v) Licensee fails to comply with any other of Licensee's material obligations hereunder or breaches any warranty or representation made by it hereunder;

     (vi) Licensee sells or otherwise disposes of all or substantially all of its business or assets to a third party, or George Horowitz is no longer the President of Licensee;

     (vii) Licensee sells or causes others to sell the Licensed Products outside Licensee's Licensed Distribution Channels and/or outside the Licensed Territory; or

     (viii) Licensee fails to obtain or maintain product liability insurance in the amount of the type provided for herein.

   (b) In the event that the Licensed Products pose a safety threat to the consumer, or are the subject of a claim or inquiry by the Consumer Product Safety Commission or the Child Safety Protection Act or any other person, agency or commission because of quality and/or safety concerns, or are the subject of negative publicity due to poor quality and/or safety of the Licensed Products, Licensee shall, upon MTVN's reasonable request, immediately recall such Licensed Products from the market place, and take any other measures MTVN may reasonably demand.

   (c) If a petition in bankruptcy is filed by or against Licensee, or Licensee is adjudicated bankrupt, which is not dismissed within thirty (30) days, or Licensee makes any assignment for the benefit of creditors or becomes insolvent, is placed in the hands of a trustee or receiver, or is unable to pay its debts as they become due, whichever is sooner, this License shall automatically terminate forthwith without any notice whatsoever. Upon such termination for any reason under this subparagraph 11 (c) Licensee, its receiver, representatives, trustees, agents, administrators, successors and assigns shall have no further rights hereunder, and neither this License nor any right or interest herein shall be deemed an asset in any insolvency, receivership, and/or bankruptcy.

12. FORCE MAJEURE:

     In the event that Licensee is prevented from manufacturing, distributing or selling the Licensed Products because of any act of God; unavoidable accident; fire, epidemic; strike, lockout, or other labor dispute; war, riot or civil commotion; act of public enemy; enactment of any rule, law, order or act of government or governmental instrumentality (whether federal, state, local or foreign); or other cause of a similar or different nature beyond Licensee's control, and such condition continues for a period of two (2) months or more, either party hereto shall have the right to terminate this Agreement effective at any time during the continuation of such condition by giving the other party at least thirty (30) days' notice to such effect. In such event, all royalties on sales theretofore made shall become immediately due and payable and this Agreement shall be automatically terminated.

13. EFFECT OF EXPIRATION OR TERMINATION:

     Upon expiration or termination of this Agreement, all rights granted to Licensee herein shall forthwith revert to MTVN, with the following consequences:

   (a) No portion of any prior payments shall be repayable to Licensee, and any and all payments due or to become due, including any royalties and Guaranteed Minimum Royalty shall be immediately due and payable. If, at such time, the total amount of royalties paid by Licensee during the License Term is less than the Guaranteed Minimum Royalty, Licensee shall immediately pay such difference to MTVN.

   (b) After the expiration or termination of this Agreement, Licensee shall not manufacture, advertise, distribute or sell the Licensed Products containing or including the Licensed Property or any product which may infringe upon MTVN's proprietary rights, or use any name, logo or design (other than those existing generic or basic garment designs or silhouettes existing prior to the commencement of the Licensee Term) which is substantially or confusingly similar to the Licensed Property on any product in any place whatsoever. Licensee shall promptly deliver to MTVN a statement indicating the number of Licensed Products then currently on hand or in the process of being manufactured. MTVN shall have the right to conduct a physical inventory in order to ascertain or verify such inventory and/or statement. Except as provided in subparagraph (c), such inventory shall at MTVN's option, be destroyed by Licensee or purchased by MTVN at Licensee's cost of manufacture. Disposition of any plates, moulds, forms, lithographs and other material relating to the Licensed Products then remaining on hand shall be subject to written instructions from MTVN to Licensee either to destroy or to deliver same to MTVN or its designee. In the event that MTVN requests Licensee to destroy its

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

inventory, the Licensed Property or materials relating thereto, MTVN may require Licensee to deliver to MTVN an affidavit by an officer of Licensee, attesting to such destruction in such form as MTVN may in its sole discretion require.

   (c) Upon expiration of this Agreement, so long as Licensee is not in default at time of expiration, Licensee may continue to sell any Licensed Products, previously manufactured and on hand, on a non-exclusive basis during the period of ninety (90) days thereafter subject to all of the terms and conditions contained in this Agreement and provided that: (i) the Licensed Products are sold in the ordinary course of business at prices not lower than the prevailing wholesale price or prices charged by Licensee during the ninety
(90) day period immediately preceding expiration; (ii) no new Licensed Products are manufactured during such sell-off period; and (iii) MTVN is paid its then existing Royalty Rate on all Licensed Products sold during the sell-off period.

   (d) All warranties, indemnification and any other applicable obligations of Licensee shall survive the expiration or termination of this License.

14. PAYMENTS AND NOTICES:

     All notices which either party hereto is required or may desire to give to the other shall be given by addressing the same to the other at the address first set forth above, or at such other address as may be designated in writing by any such party in a notice to the other given in the manner prescribed in this paragraph. All such notices shall be made in writing by mailing the same by certified or registered mail, return receipt requested, and shall be effective immediately upon receipt thereof. Any and all notices to MTVN shall be addressed to Attention: Vice President, Consumer Products, MTV: Music Television, with a copy to the Sr. Vice President, Business Affairs and General Counsel. A copy of all notices to Licensee shall be sent to Edward R. Epstein, Esq., 450 Seventh Avenue, New York, NY 10123. All payments and statements to MTVN hereunder shall be addressed to the Attention: Financial Director, International and Ancillary Sales, with a copy to the Vice President Consumer Products, MTV: Music Television.

15. GENERAL CLAUSES:

    (a) Any attempted or purported assignment or other transfer, sublicense, mortgage or other encumbrance of this License and the rights granted herein by Licensee without the prior written approval of MTVN shall be void and of no effect. This Agreement and the rights and obligations of the parties hereunder shall be binding upon and shall inure to the benefit of MTVN and Licensee and their respective legal representatives, successors in interest and permitted assigns.

    (b) Nothing herein contained shall be construed to constitute a partnership or joint venture between the parties hereto, and neither Licensee nor MTVN shall become bound by any representation, act or omission of the other. Licensee is an independent contractor in the manufacture, advertisement, sale and distribution of the Licensed Products, and Licensee will pay all sales taxes and other taxes or charges imposed on Licensee or MTVN, except for


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

MTVN's corporate income tax, by any law, ordinance or requirement of any government or governmental instrumentality in connection therewith.

    (c) A waiver by either party of any terms or conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

    (d) This Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of New York applicable to contracts performed entirely therein. Licensee hereby consents and submits to the jurisdiction of the federal and/or state court located in New York.

    (e) The entire understanding between the parties hereto relating to the subject matter hereof is contained herein and no warranties, representations or undertakings are made by the parties hereto except as expressly provided herein. This Agreement cannot be changed except in writing signed by the parties.

    (f) The paragraph titles of this Agreement are for convenience only and shall not affect the interpretation of this Agreement or any paragraph thereof.

    (g) The parties hereto agree to execute such other writings, documents and instruments as may be necessary or desirable to effectuate the purposes of this Agreement.

    (h) Notwithstanding any termination, cancellation or expiration of this Agreement, the provisions hereof that are intended to continue and survive, shall continue and survive, including, but not limited to paragraphs:
3 (d); 6-10; 11 (b); and 13-15.

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

                                   Schedule A

                         (Due 30 Days After Quarter End)
                                  MTV NETWORKS
                            QUARTERLY ROYALTY REPORT
Licensee (company name):
                          ---------------------------------------------
Licensed Property:
                          ---------------------------------------------
Address:
                          ---------------------------------------------

                          ---------------------------------------------
Quarter:
                          ---------------------------------------------


- --------------------------------------------------------------------------------
                                            Quantity  Gross
 S.K.U. and Product Description   Account      of     Sales   Royalty   Total
                                              Units   Price   Rate %   Royalty $
                                              Sold
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

Please submit with payment to:      Sub total:
                                                   ------------------------
                                    Less Advance/
                                    Deductions
                                    Guarantee:
                                                   ------------------------
                                    Plus interest:
MTV Networks                                       ------------------------
Ancillary Sales                     Total Due
P.O. Box 13801
Newark, NJ 07188-0801                              ------------------------


with copy to Vice President        I hereby certify that the above information
Consumer Products,                 is true and accurate:
MTV: Music Television
                                   -------------------------------------------

                                   Submitted by:
                                                ------------------------------
                                                (signature)


                                   -------------------------------------------
                                   (Print name/title/date)

                                   Schedule B

                        (Due 30 Days After Quarter End)
                                  MTV NETWORKS
                             QUARTERLY SALES REPORT

Licensee (company name):
                          --------------------------------------------------

Licensed Property:
                          --------------------------------------------------

Address:
                          --------------------------------------------------


                          --------------------------------------------------

Quarter:
                          --------------------------------------------------


Quarter Actual Shipped                    Total 199[ ] Projection
                                           (Revise each quarter)

$                                         $

                                                    I hereby certify that the
                                                    above information is
                                                    true and accurate:

                                                    -----------------------

                                                    -----------------------

Please submit with payment to:      Submitted by:   -----------------------
                                                     (signature)

MTV Networks
Ancillary Sales
P.O. Box 13801
Newark, NJ 07188-0801                               -----------------------
                                                    (Print name/title/date)

with copy to Vice President
Consumer Products, MTV: Music Television
(same address)

                                   SCHEDULE C

     [LOGO]
MUSIC TELEIVISON

                    MTV: Music Television(TM)
                         Consumer Products Approval Form

- --------------------------------------------------------------------------------
                          TO BE COMPLETED BY LICENSEE
- --------------------------------------------------------------------------------

Licensee:                                       Date:
         -------------------------------             -------------------------

Licensee Contact:                               MTV Contact:
                 -----------------------                    ------------------

Materials Supplied:        o Concept/Layout           o ColorArt

                           o B/W Art                  o Preproduction Sample

                           o Other                    o Production Sample

Brand:      o MTV: Music Television(TM)  o MTV's Beavis & Butt-Head(TM)  o Other

Description: (Characters, scenes, activity):


Specifications: (printing process, limitations, dimensions, etc.)

- --------------------------------------------------------------------------------
                    TO BE COMPLETED BY MTV CONSUMER PRODUCTS
- --------------------------------------------------------------------------------

Date Received:                                   Date Due:
              -------------------------                   ---------------------

Action Taken:       Approved                    Resubmit          Next step is:
                 ---                         ---               ---

                    Approved with comments      Proceed to Next Step
                 ---                         ---
Comments:

Copyright Notice For This Product Reads:



- -------------------------------------        -----------------------------------
MTV Signature                                Date

To the extent that artwork is accepted or preproduction or production samples are approved, such does not constitute approval or acceptance of the use of any artwork or design on any article or notations hereon described. MTV does not approve artwork as such. Approval is only granted for artwork as incorporated with a particular product. Approvals, disapprovals, comments or notations hereon shall not imply that a binding agreernent exists with MTV.

(C)MTV:Music Television MTV Consumer Products 1515 Broadway, 23rd Floor,
           NewYork, New York l0036 (212) 258-8564 Fax (212) 258-8563

        RIDER TO AGREEMENT DATED MARCH 28, 1996 BETWEEN MTV NETWORKS AND
                  ACTIVE APPAREL GROUP. INC. (the "Agreement")

RENEWAL OPTION:

Licensee shall have the option to renew the License Term for an additional two year extension period (i.e. February 1, 1999 through January 31, 2001), provided that (i) Licensee shall have satisfactorily performed its obligations under the Agreement, including without limitation, the timely payment of all Guaranteed Minimum Royalties and other amounts payable under the Agreement; and (ii) provided further that Net Sales during the License Term shall exceed Three Million Five Hundred Thousand Dollars ($3,500,00). Such renewal option shall be exercisable by Licensee by providing MTVN with a written notice not later than six months prior to expiration of the License Term. The guaranteed minimum royalty for the extension period shall be Three Hundred Twenty Thousand Dollars ($320,000) and shall be payable as follows:


$50,000 on exercise of such renewal option ("Renewal Advance");
$33,750 on or before May 1, 1999;
$33,750 on or before August 1, 1999;
$33,750 on or before November 1, 1999;
$33,750 on or before February 1, 2000;
$33,750 on or before May 1, 2000;
$33,750 on or before August 1, 2000;
$33,750 on or before November 1, 2000; and $33,750 on or before January 1, 2001.